Exhibit 32

CERTIFICATIONS UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Intercept Pharmaceuticals, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report for the year ended December 31, 2015 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 29, 2016	/s/ Mark Pruzanski Mark Pruzanski, M.D. President and Chief Executive Officer (Principal Executive Officer)
Dated: February 29, 2016	/s/ Barbara Duncan Barbara G. Duncan Chief Financial Officer (Principal Financial Officer)